Exhibit 21

SUBSIDIARIES OF REGISTRANT

Affiliate	Percent Ownership	Percent Ownership	Country of Incorporation
	Direct	Indirect
Albany International Corp.			United States
Albany International Holdings Two, Inc.	100%		United States
Albany International Research Co.	100%		United States
Albany International Techniweave, Inc.	100%		United States
Geschmay Corp.	100%		United States
Albany Dritek Corp.	100%		United States
Albany Felt Co.	100%		United States
AIC Sales Corp.	100%		United States
Transamerican Manufacturing Inc.	100%		United States
Transglobal Enterprises Inc.	100%		United States
47 Albany Troy Road Corp.	100%		United States
Brandon Drying Fabrics		100%	United States
Geschmay Forming Fabrics		100%	United States
Geschmay Wet Felts		100%	United States
Albany International Pty., Ltd.		100%	Australia
Albany International Asia Pty., Ltd.		100%	Australia
Albany Door Systems GmbH		100%	Austria
SA Alfadoor NV		100%	Belgium
Albany International Tecidos Tecnicos Ltda.		100%	Brazil
Albany International Canada Corp.		100%	Canada
Albany International Receivables Corporation		100%	Cayman Islands
Albany International (China) Co., Ltd.	100%		China
Albany International Applied Technology (Suzhou) Co., Ltd.		100%	China
Albany Door Systems A/S		67%	Denmark
Albany International Oy		100%	Finland
Albany Door Systems S.A.R.L.		100%	France
Albany International France, S.A.S.		100%	France
Albany Door Systems GmbH		100%	Germany
Albany International Germany Holding GmbH		100%	Germany
Albany International GmbH		100%	Germany
Wurttembergische Filztuchfabrik D. Geschmay GmbH		100%	Germany
Albany International Italia S.r.l.		100%	Italy
Albany International S.p.A.		100%	Italy
Albany Nordiskafilt Kabushiki Kaisha		100%	Japan
Albany International Korea, Inc.		100%	Korea
Albany International de Mexico S.A. de C.V.		100%	Mexico
Albany International Holding S.A. de C.V.	100%		Mexico
Albany International Service Company S.A. de C.V.		100%	Mexico
Martel Wire S.A. de C.V.		100%	Mexico
Albany Door Systems B.V.		100%	Netherlands
Albany International B.V.		100%	Netherlands
Albany International AS		100%	Norway
Albany Door Systems Sp. zo.o.	100%		Poland
Nevo-Cloth Ltd.		50%	Russia
Beier Albany and Company (Proprietary) Limited	50%		South Africa
Albany International S.A. Pty. Ltd.		100%	South Africa
Albany Door Systems AB		100%	Sweden
Albany International AB		100%	Sweden
Albany International Holding AB		100%	Sweden
Dewa Consulting AB		100%	Sweden
Nordiska Maskinfilt Aktiebolag		100%	Sweden
AI (Switzerland) GmbH		100%	Switzerland
Albany Door Systems AG		100%	Switzerland
Albany International Holding (Switzerland) AG		100%	Switzerland
Albany International Ltd.		100%	United Kingdom
James Kenyon & Sons Ltd.	100%		United Kingdom
Loading Bay Specialists Limited		50%	United Kingdom

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